Pricing Supplement dated October 28, 2009
to the Product Prospectus Supplement dated January 7, 2008,
the Prospectus dated January 5, 2007 and
the Prospectus Supplement dated February 28, 2007

$7,845,000 Royal Bank of Canada Principal Protected Notes Linked to the SGI Smart Market Neutral Commodity Index (USD – Excess Return), due October 30, 2014

Royal Bank of Canada is offering the principal protected notes (the “notes”) linked to the performance of the Reference Asset named below.  The prospectus dated January 5, 2007, the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated January 7, 2008 describe terms that will apply generally to the notes, including any notes you purchase.  Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product prospectus supplement.  In the event of any conflict, this pricing supplement will control.  The notes vary from the notes described in the product prospectus supplement in several important ways.  You should read this pricing supplement carefully.

Issuer:	Royal Bank of Canada (“Royal Bank”)

Issue:	Senior Global Medium-Term Notes, Series C

Underwriter:	RBC Capital Markets Corporation

Reference Asset:	SGI Smart Market Neutral Commodity Index (USD – Excess Return) (Bloomberg Ticker: SGICVMX <Index>). For a description of the Reference Asset, please see the section below, “The Reference Asset.”

Specified Currency:	U.S. Dollars

Minimum Investment:	$1,000

Denomination:	$1,000

Pricing Date:	October 28, 2009

Issue Date:	October 30, 2009

CUSIP:	78008HLM0

Interest Payable:	None

Payment at Maturity (if held to maturity):
The Payment at Maturity will be calculated as follows:

1.            If the Final Level is greater than or equal to the Initial Level, then the Payment at Maturity will equal:

Principal Amount + [(Principal Amount × Reference Asset Performance)] × Participation Rate

2.            If the Final Level is less than the Initial Level, then the Payment at Maturity will equal the Principal Amount of your notes.

Reference Asset Performance:	The Reference Asset Performance, expressed as a percentage and rounded to four decimal places, will be calculated using the following formula: Final Level - Initial Level Initial Level

Participation Rate:	100%

Initial Level:	(107.611) The Closing Level (as defined below) of the Reference Asset on the Pricing Date.

Final Level:	The Closing Level of the Reference Asset on the Valuation Date.

Valuation Date:	October 28, 2014, subject to extension for market [and other] disruptions, as described below.

Maturity Date:	October 30, 2014, subject to extension for market [and other] disruptions, as described below.

Term:	Five (5) years

Principal at Risk:	Subject to our credit risk, the notes are 100% principal protected on the maturity date.

Calculation Agent:	RBC Capital Markets Corporation (“RBCCM”)

U.S. Tax Treatment:
We intend to treat the notes as debt instruments and as subject to the special rules applicable to contingent payment debt obligations for U.S. federal income tax purposes. In accordance with these rules, you will be required to accrue interest income in accordance with the comparable yield and projected payment schedule for your notes.  You should call RBC Capital Markets Corporation toll free at (866) 609-6009 to obtain this information.

For a detailed discussion of the tax consequences of owning and disposing of your notes under the intended treatment as debt instruments subject to the special rules applicable to contingent payment debt obligations, please see the discussion under “Supplemental Discussion of Federal Income Taxes” in the product prospectus supplement, “Certain Income Tax Consequences” in the prospectus supplement, and “Tax Consequences” in the accompanying prospectus.  You should be aware that the IRS is not bound by our characterization of the notes as indebtedness and the IRS could possibly take a different position.  In addition, you should consult your tax advisor about your own tax situation.

Secondary Market:
RBC Capital Markets Corporation (or one of its affiliates), though not obligated to do so, plans to maintain a secondary market in the notes after the Issue Date.  The amount that you may receive upon sale of your notes prior to maturity may be less than the principal amount of your notes.

Listing:	The notes will not be listed on any securities exchange or quotation system.

Clearance and Settlement:
DTC global (including through its indirect participants Euroclear and Clearstream, Luxembourg as described under “Description of Debt Securities—Ownership and Book-Entry Issuance” in the prospectus dated January 5, 2007).

Terms Incorporated in the Master Note:
All of the terms appearing above the item captioned “Secondary Market” on page p-2 of this pricing supplement and the terms appearing under the caption “General Terms of the Notes” in the product prospectus supplement dated January 7, 2008, as modified by this pricing supplement.

Investing in the notes involves a number of risks.  See “Risk Factors” beginning on page S-1 of the prospectus supplement dated February 28, 2007, “Additional Risk Factors Specific to Your Notes” beginning on page PS-1 of the product prospectus supplement dated January 7, 2008 and “Additional Risk Factors” beginning on age p-5 of this pricing supplement.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of the notes or determined that this pricing supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

The notes will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other Canadian or U.S. government agency or instrumentality.  The notes are not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program.

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The notes are not offered or sold and will not be offered or sold in Hong Kong, other than (i) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or (ii) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (iii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance.

No advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted top do so under the securities  laws of Hong Kong) will be issued other than with respect to notes which are  or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

	Per Note	Total
Price to public	100%	$7,845,000
Underwriting discounts and commission	96.375%	$7,560,618.75
Proceeds to Royal Bank	3.625%	$284,381.25

The price to purchasers who maintain accounts with participating dealers in which only asset-based fees are charged is 97% and the concession paid to such dealers is 0.625%.  The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize.  These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes.  As a result, you may experience an immediate and substantial decline in the market value of your notes on the Issue Date.

RBC Capital Markets Corporation, which we refer to as RBCCM, acting as agent for Royal Bank of Canada, received a commission of $36.25 per $1,000 in principal amount of the notes and used a portion of that commission to allow selling concessions to other dealers of $36.25 per $1,000 in principal amount of the notes.  The price of the notes also included a profit of $27.30 per $1,000 in principal amount earned by Royal Bank of Canada in hedging its exposure under the notes.  The total of the commission received by RBCCM, which includes concessions to be allowed to other dealers, and the hedging profits of Royal Bank of Canada, was $63.55 per $1,000 in principal amount of the notes.

We may use this pricing supplement in the initial sale of the Notes.  In addition, RBC Capital Markets Corporation or another of our affiliates may use this pricing supplement in a market-making transaction in the notes after their initial sale.  Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

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ADDITIONAL DOCUMENTS RELATING TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated January 7, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these notes are a part.  This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours.  You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement dated February 28, 2007, “Additional Risk Factors Specific to Your Notes” in the product prospectus supplement dated January7, 2008 and “Additional Risk Factors” beginning on page p-5 of this pricing supplement, as the notes involve risks not associated with conventional debt securities.  We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the notes.  You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated January 5, 2007:
http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/o34295e424b3.htm

Prospectus Supplement dated February 28, 2007:
http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/o35030e424b3.htm

Product Prospectus Supplement dated January 7, 2008:
http://www.sec.gov/Archives/edgar/data/1000275/000121465908000021/f1383424b3.txt

Our SEC file number is 333-139359.  As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Royal Bank of Canada.

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ADDITIONAL RISK FACTORS

Your investment in the notes entails significant risks.  Your decision to purchase the notes should be made only after carefully considering the risks of an investment in the notes, including those discussed below, with your advisors in light of your particular circumstances.  The notes are not an appropriate investment for you if you are not knowledgeable about significant elements of the notes or financial matters in general.

The strategy underlying the Reference Asset may not be successful.

The Reference Asset and its Components are based on a proprietary model developed by Société Générale.  Through the SGI Market Neutral Commodity Index (USD – Excess Return) (Bloomberg Ticker: SGICLMX <INDEX>) (the “Underlying Index”), the Reference Asset follows a long/short, market-neutral investment strategy which tracks a deemed long position and a deemed short position in various commodity indices.  As described in more detail under the caption “The Reference Asset” below, the level of the Reference Asset increases or decreases based on the performance of these deemed investments and the relationship between a specific target volatility and the volatility of the aggregate value of these deemed investments.

The strategy reflected in the Underlying Index is designed to take advantage of potential inefficiencies in the “rolling” mechanism used by the Component Indices (Short) (as defined below).  Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity.  In order for an index to continuously track the performance of a commodity, it is required to replace existing contracts, which will ultimately expire, with different contracts.  In many standard commodity indices, such as the Component Indices (Short), existing contracts are “rolled” into the next available expiring contract.  For example, a contract purchased and held in August may specify an October expiration.  As time passes, in order to maintain the continuity of the index, the Component Indices (Short) would replace that contract with a contract for the next available delivery date (November for example, if such commodities are traded based on contracts expiring monthly).  In other words, the Component Indices (Short) always “roll” into the “next nearby contract (to expire).”  This rolling methodology is referred to as “static” because the next contract into which an existing contract is “rolled” is determined according to a set schedule.

This mechanism may impact the performance of the applicable index.  When one contract is “rolled” into another (in other words, the held contract is deemed sold, and the deemed proceeds are used to “purchase” the next contract), it may generate a hypothetical “profit” or “loss” (a “roll yield”) which may have a positive or negative impact on the level of the applicable index.  A positive roll yield would increase the level of the applicable index, while a negative roll yield would reduce the level of that index.  The Component Indices (Long) (as defined below) use several rolling mechanisms, “dynamic,” “seasonal” and “static 2-month forward,” which aim at improving this roll yield.  Under the “dynamic” rolling methodology applied by certain of the Component Indices (Long) to certain of the underlying commodities, an algorithm is used which reviews a number of contracts with future delivery dates (including the next nearby contract, as well as a number of later delivery contracts), and attempts to determine the contract with the greatest roll yield or the least amount of negative roll yield.  The “seasonal” rolling methodology is applied by certain of the Component Indices (Long) to certain of the underlying commodities, particularly those whose futures curves have historically exhibited seasonality, i.e., for certain periods of times during each year there is an imbedded higher price due to high demand, as in the case of winter months for heating oil, or an imbedded lower price due to excess supply, as in the case of autumn months for corn.  This rolling method is “static” in that it rolls according to a predetermined schedule, however, contracts are rolled ‘season’ to ‘season’ instead of nearby to nearby (as in the case of the Component Indices (Short)).  All other commodities in the Component Indices (Long) that do not use either a “dynamic” or “seasonal” rolling mechanism, will use a “static 2-month forward” roll.  The “static 2-month forward” roll will determine what contract the corresponding Component Index (Short) will deem to purchase in two months, and will roll into that contract.  This methodology is used for commodities whose nearest contracts have historically tended to generate a lower roll yield than later contracts.

The physical commodities that comprise each Component Index (Short) may be changed if the S&P GSCI Index Sponsor (as defined below) determines it is appropriate to do so under the related index rules.  Any such changes will be replicated by corresponding changes in the related Component Index (Long).  Contracts related to any such new commodities added to the Component Indices (Long) will use a static 2-month forward roll notwithstanding the fact that, according to the strategy reflected in the Underlying Index, rolling such Contracts using the “dynamic” or “seasonal” rolling methodologies might result in a greater roll yield and correspondingly an increase in the level of the Underlying Index.

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The Underlying Index is a “long/short” index, meaning that it benefits from an increase in the levels of the Component Indices (Long) (and is negatively impacted by decreases in these indices), and benefits from a decrease in the levels of the Component Indices (Short) (and is negatively impacted by increases in these indices).  This creates a “market neutral” exposure, because the Underlying Index would not necessarily be affected by increases or decreases in the spot prices of the underlying commodities themselves.

There can be no assurance that the strategies reflected in the Reference Asset and the Underlying Index will be successful.  Such strategies will only be successful if the “rolling” methodologies applied to the commodities underlying the Component Indices (Long) outperform those applied to the Component Indices (Short).  In many cases, the rolling methodology applied to a specific commodity underlying a Component Index (Long) was selected based on its historical performance, particularly its historical roll yield.  Historical performance is no guarantee of future performance, and a change in such historical trends may negatively impact the performance of the Reference Asset.

An investment linked to the Reference Asset is not the same as an investment linked to the Underlying Index.

The extent to which the Reference Asset is exposed to the Underlying Index depends on the actual volatility of the Underlying Index relative to the target volatility, as these terms are described below in the section “The Reference Asset.”  If the actual volatility of the Underlying Index is greater than the target volatility, only a percentage of the Reference Asset will be exposed to the performance of the Underlying Index, and any increase in the level of the Underlying Index during this time would only be reflected to the extent of such percentage exposure.  Similarly, if the actual volatility of the Underlying Index is less than the target volatility, the exposure of the Reference Asset to the Underlying Index will be leveraged (i.e., the percentage exposure will be greater than 100% but not more than 200%) and any decrease in the level of the Underlying Index during this time would be magnified to the extent of such percentage exposure.  As a result, there are many possible scenarios in which the return of an investment linked to the Reference Asset would be less than the return of an investment linked directly to the Underlying Index.  See “The Reference Asset—Computation of the Closing Level of the Reference Asset” below.

Actual volatility of the Reference Asset may not equal the target volatility.

The exposure of the Reference Asset to the Underlying Index varies based upon the actual volatility of the Underlying Index relative to the target volatility.  Since the “actual volatility” of the Underlying Index is measured on a trailing basis over a period of time, the measurement of actual volatility may not account for sudden changes in historical volatility trends and, as a result, the exposure of the Reference Asset to the Underlying Index may not accurately represent the differential between the actual volatility, as measured, and the target volatility.  In addition, the exposure of the Reference Asset to the Underlying Index is capped at 200%.

The Reference Asset has a limited history.

The Reference Asset was established on December 31, 2008 and therefore has a limited history.  There is no actual historical data on the Reference Asset prior December 31, 2008.  The performance of the Reference Asset prior to December 31, 2008 that is set forth in the section “Additional Information Regarding the Reference Asset” below is hypothetical only.  None of the historical information set forth in that section can be relied upon as an indication of the future performance of the Reference Asset.

Publicly available information on the Reference Asset is limited.

The Reference Asset, the Underlying Index and the Component Indices (Long) were developed by, and are the exclusive property of, Société Générale.  Société Générale has contracted with Standard & Poor’s (“S&P”), a division of the McGraw-Hill Companies, Inc. (in its capacity as Calculation Agent for the Underlying Index, the “Index Calculation Agent”) to maintain and calculate the Reference Asset, the Underlying Index and the Component Indices (Long).  Although the closing levels of the Reference Asset, the Underlying Index and the Component Indices (Long) are published by the Index Calculation Agent, neither the Index Calculation Agent nor Société Générale currently makes public any detailed information about the methodology underlying or the calculation of the Reference Asset, the Underlying Index or any of the Component Indices (Long).  Any such information is only available through Société Générale.

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Actions by the Index Calculation Agent upon the occurrence of an Index Disruption Event or other extraordinary events could adversely affect the value of the notes.

If the Index Calculation Agent determines, in consultation with the Index Sponsor, that an Index Disruption Event has occurred, the Index Calculation Agent will determine, in consultation with the Index Sponsor, the Closing Level of the Reference Asset beginning on the fifth Scheduled Calculation Date (as defined below) after the occurrence of the Index Disruption Event, until 20 consecutive Scheduled Calculation Days have elapsed since the Index Disruption Event occurred using relevant market indicia on the relevant dates of determination.  The Index Calculation Agent may also, in consultation with the Index Sponsor, make alternate calculations of and adjustments to the Closing Level of the Reference Asset and the Underlying Index for 20 consecutive Scheduled Calculation Days if the method of calculating the Underlying Index is materially changed or the Underlying Index is otherwise materially modified.  See “—Index Disruption Events and Extraordinary Events with Respect to the Reference Asset and the Underlying Index.”  Any determinations of this kind during the term of the notes could have an adverse effect on the market price of the notes.  The Index Calculation Agent began publishing the Reference Asset on July 23, 2009 and, based on the limited history of the Reference Asset, it is difficult to assess the likelihood that the Index Calculation Agent, together with the Index Sponsor, will exercise the discretion it has in connection with the Reference Asset or the Underlying Index.

Disruption events with respect to the Component Indices may also negatively affect the level of the Reference Asset.  Generally, disruption events include failures of the relevant futures exchanges to determine or publish settlement prices for contracts traded thereon or the occurrence of certain material limitations and material suspensions on trading on the relevant exchange.  Upon the occurrence of an index disruption event outside of a roll period, the relevant index Calculation Agent will calculate the index level by using either the settlement price of the affected contract as determined or made public on that trading day or the last trading price observed for such contract prior to the occurrence of the relevant index disruption event, using relevant market indicia on the relevant date determination.  Index disruption events occurring during a roll period will generally result in the suspension of rolling of the affected contracts until the day on which no index disruption event exists.  See “—Index Disruption Events with Respect to the Component Indices (Long).”  The CIL Index Calculation Agent began publishing the Component Indices (Long) on July 10, 2009 and, based on the limited history of such indices, it is difficult to assess the likelihood that the CIL Index Calculation Agent, together with the Index Sponsor, will exercise the discretion it has in connection with such indices.

For a description of how the Final Level will be calculated if a Market Disruption Event (as defined below) occurs on the Valuation Date, see the section below, “Additional Terms of the Notes—Market Disruption Events.”

The Reference Asset will be permanently discontinued by the Index Calculation Agent in certain circumstances, in which case the notes may be subject to an automatic early redemption.

The Index Calculation Agent will permanently cancel the Reference Asset if an Index Disruption Event occurs and continues for 20 consecutive Scheduled Calculation Days.  In addition, the Index Calculation Agent may permanently cancel the Reference Asset after 20 Scheduled Calculation Days (a) if the sponsor of the Underlying Index discontinues the Underlying Index and no successor Underlying Index is identified or (b) if the sponsor of the Underlying Index has made material changes in the formula for or the method of calculating the Underlying Index or in any other way materially modifies the Underlying Index and the Index Calculation Agent makes any alternate calculations or adjustments to arrive at the level of the Underlying Index.

If the Reference Index is discontinued, and the Calculation Agent does not identify a successor index for the notes and determines not to calculate the level of the Reference Asset, then the notes will be subject to an automatic redemption.  The amounts payable on the notes in such circumstances will be determined by the Calculation Agent, as described in the section “Description of the Notes— Unavailability of the Reference Asset and Redemption Events—Discontinuance of the Index.  If the notes are redeemed in this manner, your return on the notes may be substantially less than the return you would have received had the Reference Index not been discontinued, or had the notes remained outstanding until the scheduled maturity date.

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A commodity hedging disruption event may result in acceleration of the notes.

If a Commodity Hedging Disruption Event (as defined under “Description of the Notes— Unavailability of the Reference Asset and Redemption Events—Commodity Hedging Disruption Events”) occurs, we will have the right, but not the obligation, to accelerate the payment on the notes.  The amount due and payable upon such early acceleration will be determined by the Calculation Agent. If the notes are accelerated in this manner, your return on the notes may be substantially less than the return you would have received had the Commodity Hedging Disruption Event not occurred, or had the notes remained outstanding until the scheduled maturity date.

Legal and regulatory changes could impair the values of the underlying commodities.

Legal and regulatory changes could adversely affect commodity prices.  Many governmental agencies and regulatory organizations are authorized to take extraordinary actions in the event of market emergencies.  The regulation of commodity transactions in the U.S. is subject to ongoing modification by governmental and judicial action.  On August 11, 2009, the Obama Administration released the “Over-the-counter Derivatives Markets Act of 2009” which proposed significant new legislation that would subject the OTC derivatives markets, OTC derivatives dealers and major non-dealer participants, among others, to comprehensive regulation.  In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the commodity markets and the need to regulate the derivative markets in general.  It is not possible to predict the effect of any future legal or regulatory action relating to commodities, but any such action could cause unexpected volatility and instability in commodity markets, with a substantial and adverse effect on the performance of the Reference Asset or its Component Indices and, consequently, the value of the notes.

Suspension or disruptions of market trading in commodities and related futures may adversely affect the value of the notes.

The commodity futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention.  In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single business day.  These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.”  Once the limit price has been reached in a particular contract, no trades may be made at a price beyond the limit, or trading may be limited for a set time period.  Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at potentially disadvantageous times or prices.  These circumstances could adversely affect the value of the Reference Asset or its component indices and, consequently, the value of the notes.

Actions by Société Générale and its affiliates may affect the level of the Reference Asset.

Société Générale and its affiliates actively trade futures contracts and options on futures contracts on the commodities that underlie the Reference Asset, as well as the commodities themselves.  Société Générale and its affiliates also actively enter into or trade and market securities, swaps, options, derivatives, and related instruments which are linked to the performance of commodities or are linked to the performance of the Reference Asset or its Component Indices.  Certain of Société Générale’s affiliates may underwrite or issue other securities or financial instruments indexed to the Reference Asset and related indices, and Société Générale may license the Reference Asset for publication or for use by unaffiliated third parties.  These activities could affect the level of the Reference Asset or its Component Indices.  For instance, a market maker in a financial instrument linked to the performance of an index may expect to hedge some or all of its position in that financial instrument.  Purchase (or selling) activity in the underlying index components in order to hedge the market maker’s position in the financial instrument may affect the market price of the futures contracts included in that index, which in turn may affect the value of the index.  With respect to any of the activities described above, neither Société Générale nor its affiliates has any obligation to take the needs of any buyer, seller or holder of the notes into consideration at any time.

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There may be potential conflicts of interest involving the Calculation Agent.  We have the right to appoint and remove the Calculation Agent.

Our subsidiary, RBCCM, will be the Calculation Agent for the notes and, as such, will determine the Final Level, the Reference Asset Performance, the payment at maturity, and whether an automatic redemption of the notes should occur.  The Calculation Agent may also determine the amounts payable on the notes if the Reference Asset is discontinued, or if a Commodity Hedging Disruption Event occurs.  See the section entitled “Additional Terms of the Notes.”  Under some circumstances, these duties could result in a conflict of interest between RBCCM’s status as our subsidiary and its responsibilities as Calculation Agent.  The Calculation Agent will be required to carry out its duties in good faith and using its reasonable judgment.  However, because we expect to control the Calculation Agent, potential conflicts of interest could arise.

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ADDITIONAL TERMS OF THE NOTES

The information in this section supplements, and to an extent, supersedes, the information in the section “General Terms of the Notes” of the product prospectus supplement.

Market Disruption Events

A “Market Disruption Event” shall mean:

(1)  the termination or suspension of, or material limitation or disruption for at least two hours in the trading of a commodity included in any of the Component Indices (a “Component Commodity”) that prevents the applicable exchange from establishing an official settlement price as of a regularly scheduled settlement time, or

(2)  a Component Commodity settles at the maximum permitted daily fluctuation as determined by the applicable exchange; or

(3)  the applicable exchange does not publish an official daily settlement price for a Component Commodity.

The existence of a Market Disruption Event will be determined by the Calculation Agent.  If a Market Disruption Event occurs on the Pricing Date or the Valuation Date (as applicable, the “Relevant Date”), a special price (“Special Price”) will be determined for the Reference Asset as follows:

(i)  For any Component Commodity that is not affected by a Market Disruption Event on a Relevant Date, the official settlement price for that commodity, as published by the relevant exchange on that Relevant Date, will be incorporated into the level of the applicable Component Index.  For any Component Commodity that is affected by a Market Disruption Event on a Relevant Date, the official settlement price on the first subsequent date upon which a Market Disruption Event ceases to exist will be used in the calculation of the level of the applicable Component Index, unless the Market Disruption Event continues to exist for five consecutive business days, in which case the Calculation Agent will determine the fair market price of the futures contracts for that commodity on that fifth business day.

(ii)  However, in the case where both long and short Component Indices of the Underlying Index track the same commodity, and if a Market Disruption Event occurs on a Relevant Date, affecting a Component Commodity included in the Component Index (Long) but not the Component Index (Short), or vice versa, the level of the applicable Component Index will be calculated as follows:

For a Component Commodity where none of the futures contracts contained in the Component Index (Long) or the Component Index (Short) is affected by a Market Disruption Event on that Relevant Date, the official settlement price for those commodities as published by the relevant exchange on that Relevant Date will be incorporated into the level of the applicable Component Index.

For any Component Commodity where the relevant futures contract contained in either the Component Index (Long) or the Component Index (Short) is affected by a Market Disruption Event on that Relevant Date, the official settlement price of the relevant futures contracts contained in both the Component Index (Long) and the Component Index (Short), on the first subsequent date upon which a Market Disruption Event ceases to affect either futures contract for that commodity, will be used in the calculation of the level of the applicable Component Index, unless the Market Disruption Event continues to exist for five consecutive business days and affects either futures contract contained in the Component Index (Long) or the Component Index (Short), in which case the Calculation Agent will determine the fair market price of the futures contracts for that commodity on that fifth business day.

Upon determining the level of the Component Index or Component Indices that are subject to the Market Disruption Event, the Calculation Agent will use that level or those levels to determine the level of the Underlying Index on the Relevant Date, as further described in the section, “The Reference Asset—The Underlying Index.”  That level of the Underlying Index will be used to determine the applicable Special Price of the Reference Asset, in the manner described in the section, “The Reference Asset—Computation of the Closing Level of the Reference Asset.”

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If the determination of the Final Level is postponed as described in this section, the Maturity Date shall be postponed by the same number of business days.  No interest shall accrue on the notes as a result of such postponement.

The Special Price may differ substantially from the Index Sponsor’s published price on that Relevant Date.

Unavailability of the Reference Asset and Redemption Events

Discontinuance of the Index

If the Index Calculation Agent discontinues publication of or otherwise fails to publish the Reference Asset and the Index Calculation Agent or another entity publishes a successor or substitute index that the Calculation Agent determines to be comparable to the discontinued index (that index being referred to herein as a “successor index”), then the level of the Reference Asset will be determined by reference to the level of that successor index as of the Valuation Date.

Upon any selection by the Calculation Agent of a successor index, the Calculation Agent will provide written notice to the trustee, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture, to each noteholder, or in the case of global notes, the depositary, as holder of the global notes.

If a successor index is selected by the Calculation Agent, the successor index will be used as a substitute for the Reference Asset for all purposes, including for purposes of determining whether a Market Disruption Event exists with respect to the Reference Asset.

If (i) the Reference Asset is discontinued or (ii) a sponsor fails to publish the Reference Asset, in either case, prior to, and such discontinuance is continuing on, the Valuation Date and the Calculation Agent determines in its sole discretion that a successor index is not available at the time (an “Index Discontinuance Event”), then the Calculation Agent may determine the value to be used for the level of the Reference Asset. The value will be computed by the Calculation Agent in the same general manner previously used by the Index Calculation Agent and will reflect the performance of the Reference Asset through the business day on which that the Reference Asset was last in effect preceding such date of discontinuance. In that case, the Calculation Agent will treat any business day on which the primary exchange for futures or options contracts relating to the Reference Asset is open for trading as a business day for that index for purposes of the determination of the Final Level. In that event, the Calculation Agent will provide written notice to the trustee, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture, to each noteholder, or in the case of global notes, the depositary, as holder of the global notes.

However, following the occurrence of an Index Discontinuance Event, the Calculation Agent may determine, in its sole discretion, in lieu of calculating the level of the Reference Asset as described above, that the notes will be subject to an automatic redemption. In such a case, the Calculation Agent will provide written notice to the trustee, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture, to each noteholder, or in the case of global notes, the depositary, as holder of the global notes. In such a case, the notes will be redeemed five business days after the Calculation Agent’s delivery of its notice to the trustee. The redemption price for each $1,000 in principal amount of the notes will be an amount, in U.S. dollars, equal to the cost of having a qualified financial institution (as defined in the product prospectus supplement) expressly assume all our payment and other obligations with respect to the notes as of that day as if the Index Discontinuance Event did not occur, or to undertake other obligations providing substantially equivalent economic value to you with respect to the notes. The redemption price shall be determined in the discretion of the Calculation Agent, in a manner that it determines to be commercially reasonable under the circumstances.

Commodity Hedging Disruption Event

If the Calculation Agent determines that a Commodity Hedging Disruption Event (as defined below) occurs before the Valuation Date, we will have the right, but not the obligation, to accelerate the payment on the notes. In such a case, we will provide written notice to the trustee, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture, to each noteholder, or in the case of global notes, the depositary, as holder of the global notes. In such a case, the notes will be redeemed five business days after our delivery of the notice to the trustee. The redemption price for each $1,000 in principal amount of the notes will be an amount, in U.S. dollars, equal to the cost of having a qualified financial institution (as defined in the product prospectus supplement) expressly assume all our payment and other obligations with respect to the notes as of that day as if the Commodity Hedging Disruption Event did not occur, or to undertake other obligations providing substantially equivalent economic value to you with respect to the notes. The redemption price shall be determined in the discretion of the Calculation Agent, in a manner that it determines to be commercially reasonable under the circumstances.

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A “Commodity Hedging Disruption Event” means that:

(a) due to (i) the adoption of, or any change in, any applicable law, regulation or rule or (ii) the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law, rule, regulation or order (including, without limitation, as implemented by the CFTC or any exchange or trading facility), in each case occurring on or after the pricing date, the Calculation Agent determines in good faith that it is contrary to such law, rule, regulation or order to purchase, sell, enter into, maintain, hold, acquire or dispose of our or our affiliates’ (A) positions or contracts in securities, options, futures, derivatives or foreign exchange or (B) other instruments or arrangements, in each case, in order to hedge individually or in the aggregate on a portfolio basis our obligations under the notes (“hedge positions”), including, without limitation, if such hedge positions are (or, but for the consequent disposal thereof, would otherwise be) in excess of any allowable position limit(s) in relation to any commodity traded on any exchange(s) or other trading facility (it being within the sole and absolute discretion of the Calculation Agent to determine which of the hedge positions are counted towards such limit); or

(b) for any reason, we or our affiliates are unable, after using commercially reasonable efforts, to (i) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) the Calculation Agent deems necessary to hedge the risk of entering into and performing our commodity-related obligations with respect to the notes, or (ii) realize, recover or remit the proceeds of any such transaction(s) or asset(s).

Index Extraordinary Events

If the level of the Reference Asset is not determined on the Valuation Date due to an event described below in the section “The Reference Asset—Index Disruption Events and Extraordinary Events with Respect to the Reference Asset and the Underlying Index—Consequences of an Index Extraordinary Event,” then the Final Level as to the notes will be the first level of the Reference Asset determined in accordance with the provisions of that section.  However, if the level of the Reference Asset is not determined within five business days after the Valuation Date, then the Calculation Agent may determine the value to be used for the level of the Reference Asset.  The value will be calculated by the Calculation Agent in the same general manner previously used by the Index Calculation Agent and will reflect the performance of the Reference Asset through the business day on which the Reference Asset was last in effect preceding the date of discontinuance.  In that case, the Calculation Agent will treat any business day on which the primary exchange for futures or options contracts relating to the Applicable Underlying Index (as defined below) is open for trading as a business day for that index for purposes of the determination of the Final Level.  If the determination of the Final Level is postponed as described in this section, the Maturity Date shall be postponed by the same number of “Business Days.”  No interest shall accrue on the notes as a result of such postponement.

Role of the Calculation Agent

The Calculation Agent has the sole discretion to make all determinations regarding the notes, including determinations regarding the Final Level, the Reference Asset Performance, the payment at maturity, business days, and whether an automatic redemption of the notes should occur.  The Calculation Agent may also determine the amounts payable on the notes if the Reference Asset is discontinued, or if a Commodity Hedging Disruption Event occurs.  Absent manifest error, all determinations of the Calculation Agent will be final and binding on you and us, without any liability on the part of the Calculation Agent.

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We have initially appointed our subsidiary, RBCCM, as the Calculation Agent, but we may change the Calculation Agent at any time without notifying you.

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THE REFERENCE ASSET

General

The information contained in this pricing supplement relates to the SGI Smart Market Neutral Commodity Index (USD – Excess Return) (Bloomberg Ticker: SGICVMX <INDEX>). This information reflects the policies of Société Générale and Standard & Poor’s (“S&P”), a division of the McGraw-Hill Companies, Inc. (in that capacity, the “Index Calculation Agent”), and those policies are subject to change. Neither Société Générale nor S&P is under any obligation to continue the Reference Asset and may discontinue the Reference Asset at any time.

The Reference Asset and its Components (as defined and described below) are based on a proprietary model developed by Société Générale. Through the Underlying Index (as defined and described below), the Reference Asset follows a long/short, market-neutral investment strategy which tracks a deemed long position and a deemed short position in various commodity indices.  As described in more detail below, the level of the Reference Asset increases or decreases based on the performance of these deemed investments and the relationship between a specific target volatility and the volatility of the aggregate value of these deemed investments.  In general, the market-neutral strategy underlying the Reference Asset seeks to generate returns by taking advantage of potential inefficiencies in the rolling mechanism used by the commodity indices in which the Underlying Index takes a short position, while at the same time stabilizing the potential returns by attempting to control the volatility of the Reference Asset to a 6% volatility target.

Overview

The performance of the Reference Asset is based on the performance of the SGI Market Neutral Commodity Index (USD – Excess Return) (Bloomberg Ticker: SGICLMX <INDEX>) (the “Underlying Index”). The Underlying Index is comprised of six commodity indices.  The Underlying Index takes a long position in three indices:

•	the SGI Energy Semi Dynamic Index (USD–Excess Return);

•	the SGI Agriculture and Livestock Static Index (USD–Excess Return); and

•	the SGI Industrial Metals Semi Dynamic Index (USD–Excess Return) (each, a “Component Index (Long)”).

The Underlying Index takes a short position in three other indices:

•	the S&P GSCI Energy Index Excess Return;

•	the S&P GSCI Agricultural & LiveStock Index Excess Return; and

•	the S&P GSCI Industrial Metals Index Excess Return (each a, “Component Index (Short)” and together with the Component Indices (Long), the “Component Indices”).

The energy, agriculture and livestock, and industrial metals Component Indices respectively comprise 60%, 30% and 10% of the Underlying Index; relative weights of each of these categories are reset on a semi-annual basis.  The Underlying Index and the Component Indices are each “Components” of the Reference Asset.

The strategy reflected in the Underlying Index is designed to take advantage of potential inefficiencies in the “rolling” mechanism used by the Component Indices (Short).  Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity.  In order for an index to continuously track the performance of a commodity, it is required to replace existing contracts, which will ultimately expire, with different contracts.  In many standard commodity indices, such as the Component Indices (Short), existing contracts are “rolled” into the next available expiring contract.  For example, a contract purchased and held in August may specify an October expiration.  As time passes, in order to maintain the continuity of the index, the Component Indices (Short) would replace that contract with a contract for the next available delivery date (November for example, if such commodities traded based on contracts expiring monthly).  In other words, the Component Indices (Short) always “roll” into the “next nearby contract (to expire).”  This rolling methodology is referred to as “static” because the next contract into which an existing contract is “rolled” is determined according to a set schedule.

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This mechanism may impact the performance of the index.  When one contract is “rolled” into another (in other words, the held contract is deemed sold, and the deemed proceeds are used to “purchase” the next contract), it may generate a hypothetical “profit” or “loss” (a “roll yield”) which may have a positive or negative impact on the level of the index.  A positive roll yield would increase the level of the index, while a negative roll yield would reduce the level of the index.  The Component Indices (Long) use several rolling mechanisms, “dynamic,” “seasonal” and “static 2-month forward,” which aim at improving this roll yield.

Under the “dynamic” rolling methodology applied by certain of the Component Indices (Long) to certain of the underlying commodities, an algorithm is used which reviews a number of contracts with future delivery dates (including the next nearby contract, as well as a number of later delivery contracts), and attempts to determine the contract with the greatest roll yield or the least amount of negative roll yield.  The “seasonal” rolling methodology is applied by certain of the Component Indices (Long) to certain of the underlying commodities, particularly those whose futures curves have historically exhibited seasonality, i.e., for certain periods of times during each year there is an imbedded higher price due to high demand, as in the case of winter months for heating oil, or an imbedded lower price due to excess supply, as in the case of autumn months for corn.  This rolling methodology is “static,” in that it rolls according to a predetermined schedule, however, contracts are rolled ‘season’ to ‘season’ instead of nearby to nearby (as in the case of the Component Indices (Short)).  All other commodities in the Component Indices (Long) that do not use either a “dynamic” or “seasonal” rolling mechanism, will use a “static 2-month forward” roll.  The “static 2-month forward” roll will determine what contract the corresponding Component Index (Short) will deem to purchase in two months, and will roll into that contract.  This methodology is used in each Component Index (Long) for commodities whose nearest contracts have historically tended to generate a lower roll yield than later contracts and when a commodity in a Component Index (Short) is added by the S&P GSCI Index (as defined herein) Sponsor in accordance with the related index rules.

The Underlying Index is a “long/short” index, meaning it benefits from an increase in the levels of the Component Indices (Long) (and is negatively impacted by decreases in these indices), and benefits from a decrease in the levels of the Component Indices (Short) (and is negatively impacted by increases in these indices).  This creates a “market neutral” exposure because the Underlying Index would not necessarily be affected by increases or decreases in the spot prices of the underlying commodities themselves.  The Underlying Index would benefit if the “roll yield” mechanisms described above outperform the roll yield achieved by the Component Indices (Short), even if the underlying commodities contracts decrease in value.  Conversely, the Underlying Index would be negatively impacted if such “roll yield” mechanisms are unsuccessful relative to the Component Indices (Short), even if the underlying commodities contracts increase in value.

The Reference Asset is constructed so that the exposure of the Reference Asset to the Underlying Index varies depending on the historical volatility of the Underlying Index. “Volatility” generally refers to the size and frequency of changes in the value of an asset. As described below, when the historical volatility of the Underlying Index increases, the deemed exposure of the Reference Asset to the Underlying Index decreases (subject to a minimum of 0% of the level of the Reference Asset), and when the volatility of the Underlying Index decreases, the deemed exposure of the Reference Asset to the Underlying Index increases (subject to a maximum of 200% of the level of the Reference Asset).

S&P began publishing the Reference Asset on Bloomberg on July 23, 2009.  The base level of the Reference Asset was set at 100 as of December 31, 2008.  The Reference Asset, the Underlying Index and the Component Indices (Long) were developed by, and are the exclusive property of, Société Générale (with respect to each index, the “Index Sponsor”).  The Component Indices (Short) are owned, calculated and published by S&P.  Société Générale has contracted with the Index Calculation Agent to maintain and calculate the Reference Asset, the Underlying Index and the Component Indices (Long).  Although this maintenance and calculation is the sole responsibility of the Index Calculation Agent, the Index Calculation Agent is required to consult with Société Générale in the event of certain disruptions or extraordinary events, as described below.

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Composition of the Reference Asset

SGI Smart Market Neutral Commodity Index (USD – Excess Return) (Reference Asset)

SGI Market Neutral Commodity Index (USD – Excess Return) (Underlying Index)

SGI Energy Semi Dynamic Index (USD–Excess Return) (Long)	minus	S&P GSCI Energy Index Excess Return (Short)

SGI Agriculture and Livestock Static Index (USD–Excess Return) (Long)	minus	S&P GSCI Agricultural & LiveStock Index Excess Return (Short)

SGI Industrial Metals Semi Dynamic Index (USD–Excess Return) (Long)	minus	S&P GSCI Industrial Metals Index Excess Return (Short)

Computation of the Closing Level of the Reference Asset

The Index Calculation Agent calculates and publishes the closing level of the Reference Asset (the “Closing Level”) on every Calculation Date (as defined below) at 6:30 p.m. (New York time) (the “Valuation Time”), subject to the occurrence or existence of an Index Disruption Event or other extraordinary event (as defined and described below).  The Closing Level of the Reference Asset for a Calculation Date will be equal to (i) the Closing Level of the Reference Asset as of the previous Calculation Date multiplied by (ii) a number equal to (x) one plus the Exposure (as defined below) of the Reference Asset as of the previous Calculation Date multiplied by (y) the closing level of the Underlying Index as of such Calculation Date divided by the closing level of the Underlying Index as of the previous Calculation Date minus (z) one.  A “Calculation Date” is any Scheduled Calculation Day on which no Index Disruption Event exists.  A “Scheduled Calculation Day” is any day on which S&P, as sponsor of the Underlying Index (in that capacity, the “Underlying Index Calculation Agent”) is scheduled to compute and publish the level of the Underlying Index.

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As discussed above, the Closing Level for each Calculation Date is based on the exposure of the Reference Asset to the Underlying Index as of the previous Calculation Date.  The exposure of the Reference Asset to the Underlying Index as of a Calculation Date (the “Exposure”) is equal to (expressed as a percentage):

(i)           the target volatility of 6% (the “Target Volatility”) divided by

(ii)           the greatest Historical Volatility measured in respect of each of the 10 Calculation Dates immediately preceding and including the second Calculation Date immediately preceding that Calculation Date (the “Control Volatility”).

“Historical Volatility” as of any Calculation Date means the historical volatility of the Underlying Index determined over the 21 Calculation Dates immediately preceding and including that Calculation Date (the “Observation Period”), on an annualized basis.  In order to determine the Historical Volatility, the Index Calculation Agent will observe the 20 changes in the level of the Underlying Index from one Calculation Date to the next Calculation Date during the Observation Period.  As such, Historical Volatility is a measure of the size and frequency of the changes in the level of the Underlying Index over the Observation Period.  The Exposure cannot be greater than 200% or less than 0%.

If the Control Volatility as of a Calculation Date is greater than the Target Volatility, then the Exposure of the Reference Asset to the Underlying Index will be less than 100%.  Any percentage increase or decrease in the closing level of the Underlying Index will result in an increase or decrease in the Closing Level of the Reference Asset by an amount equal to the Exposure percentage of such increase or decrease.  Therefore, if the Control Volatility as of a Calculation Date is greater than the Target Volatility, each 1% increase or decrease in the closing level of the Underlying Index will cause an increase or decrease in the Closing Level of the Reference Asset that is less than 1%.

If the Control Volatility as of a Calculation Date is equal to the Target Volatility, then the Exposure of the Reference Asset to the Underlying Index will be 100%, and any percentage increase or decrease in the closing level of the Underlying Index will have a corresponding percentage increase or decrease in the Closing Level of the Reference Asset.  Therefore, if the Control Volatility as of a Calculation Date is equal to the Target Volatility, each 1% increase or decrease in the Underlying Index level will cause a 1% increase or decrease in the Closing Level of the Reference Asset.

If the Control Volatility as of a Calculation Date is less than the Target Volatility, then the Exposure of the Reference Asset to the Underlying Index will be greater than 100% (subject to a maximum Exposure of 200%).  Any percentage increase or decrease in the closing level of the Underlying Index will result in an increase or decrease in the Closing Level of the Reference Asset by an amount equal to the Exposure percentage of such increase or decrease.  Therefore, if the Control Volatility of the Underlying Index as of a Calculation Date is less than the Target Volatility, each 1% increase or decrease in the Underlying Index level will cause an increase or decrease in the Closing Level of the Reference Asset that is more than 1%.

The Underlying Index

The Underlying Index tracks the performance of a systematic long/short strategy, where the long position is made up of two semi-dynamic and one static excess return commodity indices (in this section, the “Component Indices (Long)”), and the short position is made up of three standard static excess return commodity indices (in this section, the “Component Indices (Short)”).

Both the Component Indices (Long) and the Component Indices (Short) track the same three categories of commodities, namely energy, agriculture and livestock, and industrial metals but differ in the rolling methodology and timing.  The Component Indices (Long) apply a combination of dynamic rolling, static 2-month forward rolling and seasonal rolling methodologies.  The Component Indices (Short) apply a static rolling methodology, where the next contract into which the index rolls is always the next nearby contract to expire.  In addition, the Component Indices (Long) roll from the 1st to the 5th business day of the month, while the Component Indices (Short) roll monthly from the 5th to the 9th business day.

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The closing level of the Underlying Index (the “Underlying Index Level”) will be calculated and published by the Index Calculation Agent on every Underlying Index Scheduled Calculation Date at 6:30 p.m. (New York time), subject to the occurrence or existence of an Index Disruption Event or other extraordinary events discussed below.  An “Underlying Index Scheduled Calculation Date” is any day other than a Saturday or Sunday on which each of the Component Indices are scheduled to be computed and published.  The closing level of the Underlying Index as of each Underlying Index Scheduled Calculation Date will be determined based on the performance of the Component Indices (Long) and the Component Indices (Short) measured as of such Underlying Index Scheduled Calculation Date relative to the closing levels of the Component Indices (Long) and the Component Indices (Short), respectively, as of the prior Underlying Index Rebalancing Date.  “Underlying Index Rebalancing Dates” occur semi-annually on the last Underlying Index Scheduled Calculation Date of June and December, subject to the occurrence or existence of an Index Disruption Event or other extraordinary events discussed below.  On each Underlying Index Rebalancing Date, the Index Calculation Agent will reset the relative weights of each of the categories of commodities that are tracked by the Component Indices.

Expressed as a formula, the Underlying Index Level as of each Underlying Index Scheduled Calculation Date will equal: (i) the Underlying Index Level as of the previous Underlying Index Rebalancing Date multiplied by (ii) the sum of (A) 1 and (B) the product of (1) 0.6 and (2) (x) the closing level of the SGI Energy Semi Dynamic Index (USD-Excess Return) as of such Underlying Index Scheduled Calculation Date divided by the closing level of that index as of the previous Underlying Index Rebalancing Date minus (y) the closing level of the S&P GSCI Energy Index Excess Return as of such Underlying Index Scheduled Calculation Date divided by the closing level of that index as of the previous Underlying Index Rebalancing Date and (C) the product of (1) 0.3 and (2) (x) the closing level of the SGI Agriculture and Livestock Static Index (USD-Excess Return) as of that Underlying Index Scheduled Calculation Date divided by the closing level of that index as of the previous Underlying Index Rebalancing Date minus (y) the closing level of the S&P GSCI Agricultural & LiveStock Index Excess Return as of that Underlying Index Scheduled Calculation Date divided by the closing level of that index as of the previous Underlying Index Rebalancing Date and (D) the product of (1) 0.1 and (2) (x) the closing level of the SGI Industrial Metals Semi Dynamic Index (USD-Excess Return) as of that Underlying Index Scheduled Calculation Date divided by the closing level of that index as of the previous Underlying Index Rebalancing Date minus (y) the closing level of the S&P GSCI Industrial Metals Index Excess Return as of that Underlying Index Scheduled Calculation Date divided by the closing level of that index as of the previous Underlying Index Rebalancing Date.

The Index Calculation Agent began publishing the Underlying Index on Bloomberg on July 23, 2009. The base level of the Underlying Index was set at 100 as of December 31, 2008.

Index Disruption Events and Extraordinary Events with Respect to the Reference Asset and the Underlying Index

For the purposes of the following section, the term “Applicable Index” means the Reference Asset or the Underlying Index, as applicable, “Applicable Scheduled Calculation Date” means the Scheduled Calculation Day or the Underlying Index Scheduled Calculation Date, as applicable, “Applicable Calculation Date” means any Scheduled Calculation Day and Underlying Index Scheduled Calculation Date, as applicable, on which no Index Disruption Event exists with respect thereto, “Applicable Underlying Index” means the Underlying Index and the Component Indices, as applicable, and “Applicable Index Calculation Agent” means the Index Calculation Agent and the Underlying Index Calculation Agent, as applicable.

With respect to the Reference Asset and the Underlying Index, an “Index Disruption Event” means the failure by the index Calculation Agent of any of the Component Indices to calculate and announce a closing level with respect to its Component Index on any scheduled calculation date.

Consequences of an Index Disruption Event.  If an Index Disruption Event exists on an Applicable Scheduled Calculation Date for an Applicable Index (each, a “Disrupted Scheduled Calculation Date”), then the Applicable Index Calculation Agent will not determine the level for the Applicable Index on that Applicable Scheduled Calculation Date.  The next Calculation Date following that Disrupted Scheduled Calculation Date for which the Applicable Index Calculation Agent will determine the level for the Applicable Index will be the first succeeding Applicable Scheduled Calculation Date on which the Applicable Index Calculation Agent determines that an Index Disruption Event no longer exists; provided that if the Applicable Index Calculation Agent determines that an Index Disruption Event exists on the five consecutive Applicable Scheduled Calculation Dates immediately following the initial Disrupted Scheduled Calculation Date, then:

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(i)
the fifth Applicable Scheduled Calculation Date following the initial Disrupted Scheduled Calculation Date, and each Applicable Scheduled Calculation Date thereafter on which an Index Disruption Event continues to exist, will be deemed to be an Applicable Calculation Date, notwithstanding the existence of an Index Disruption Event on that date, and

(ii)
the Applicable Index Calculation Agent will determine the closing level of the Applicable Index as of the Valuation Time on that fifth Applicable Scheduled Calculation Date following the initial Disrupted Scheduled Calculation Date, and as of the Valuation Time on each Applicable Scheduled Calculation Date thereafter on which an Index Disruption Event continues to exist (each, a “Disrupted Calculation Date”), based on, with respect to the Reference Asset, on the Underlying Index Level and, with respect to the Underlying Index, on the closing levels of the Component Indices, in both cases determined, in consultation with the Index Sponsor, in accordance with the formula for and method of calculating that Underlying Index Level or the level of the Component Indices, as applicable last in effect prior to the occurrence of the first day on which the relevant Index Disruption Event occurred using relevant market indicia on the relevant date(s) of determination.

If an Index Disruption Event continues for 20 consecutive Applicable Scheduled Calculation Dates, then the Index Sponsor shall permanently cancel the Applicable Index on such 20th Applicable Scheduled Calculation Date.

Consequences of an Index Extraordinary Event.  If an Applicable Underlying Index is (i) not calculated and announced by its index Calculation Agent but is calculated and announced by a successor Calculation Agent acceptable to the Applicable Index Calculation Agent, in consultation with the Index Sponsor, or (ii) replaced by a successor index using, in the determination of the Applicable Index Calculation Agent, in consultation with the Index Sponsor, the same or a substantially similar formula for and method of calculation as used in the calculation of such Applicable Underlying Index, then in each case that successor index will replace such Applicable Underlying Index.

In the event that the Applicable Underlying Index is replaced under any circumstance described in the previous paragraph, that replacement index will be deemed a “Successor Underlying Index” for that Applicable Underlying Index.  The Successor Underlying Index will be used as a substitute for the original Applicable Underlying Index for all purposes, including for purposes of determining the Applicable Underlying Index level and whether an Index Disruption Event exists.

If, with respect to the Applicable Underlying Index and an Applicable Scheduled Calculation Date, the sponsor of such Applicable Underlying Index announces on or prior to such Applicable Scheduled Calculation Date that it will make a material change in the formula for or the method of calculating such Applicable Underlying Index or in any other way materially modifies such Applicable Underlying Index (other than a modification prescribed in that formula or method to maintain such Applicable Underlying Index for routine events), the Applicable Index Calculation Agent, in consultation with the Index Sponsor, will calculate the Applicable Underlying Index closing level on that Applicable Scheduled Calculation Date in accordance with the formula for and method of calculating that Applicable Underlying Index last in effect prior to such change or cancellation, but using only those Index Components that comprised such Applicable Underlying Index immediately prior to such change or cancellation.

If at any time the method of calculating the Applicable Underlying Index, or the level thereof, is changed in a material aspect, or if the Applicable Underlying Index is in any other way modified so that such Applicable Underlying Index does not, in the opinion of the Applicable Index Calculation Agent, in consultation with the Index Sponsor, fairly represent the Applicable Underlying Index closing level had those changes or modifications not been made, then the Applicable Index Calculation Agent, in consultation with the Index Sponsor, will make the calculations and adjustments as the Index Calculation Agent, in consultation with the Index Sponsor, determines necessary in order to arrive at a level of an index comparable to such Applicable Underlying Index as if those changes or modifications had not been made, and the Applicable Index Calculation Agent, in consultation with the Index Sponsor, will calculate the level of the Reference Asset with reference to such Applicable Underlying Index, as adjusted.  The Applicable Index Calculation Agent will permanently cancel the Underlying Index on the 20th Underlying Index Scheduled Calculation Date following the first day on which the Underlying Index Calculation Agent makes the alternate calculations or adjustments.

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If the Applicable Underlying Index sponsor cancels the Applicable Underlying Index on or prior to any Applicable Scheduled Calculation Date and no Successor Underlying Index exists, the Applicable Index Calculation Agent will not determine the level for the Applicable Index for that Applicable Scheduled Calculation Date.  If that event exists and is not cured for 20 Applicable Scheduled Calculation Dates, the Applicable Index Calculation Agent will permanently cancel the Applicable Index on that 20th Applicable Scheduled Calculation Date.

The Component Indices (Long)

The Component Indices (Long) are designed to track the performance of a selection of commodities (each, a “Commodity”) through a hypothetical investment in certain commodity futures contracts (the “Contracts”).  The Component Indices (Long) are “excess return” indices, which means that the index level on any date of determination is based only on the hypothetical profit and loss of the Contracts.

The Component Indices (Long) are calculated and published by S&P (the “CIL Index Calculation Agent”), which began publishing and calculating such indices on July 10, 2009.  The levels of each Component Index (Long) are published on Reuters/Bloomberg.  As of December 31, 2008 (the “CIL Index Base Date”), the Component Index (Long) Level for each index was set to 100.

Calculation of Closing Levels

The closing level for each Component Index (Long) (the “Component Index (Long) Level”) is calculated and published by the CIL Index Calculation Agent on each day other than a Saturday or Sunday on which the New York Stock Exchange is open for trading (the “CIL Calculation Date”) at the Valuation Time, subject to the occurrence or existence of a CIL Index Disruption Event (as defined below) or an index extraordinary event affecting any Index Component.

For each CIL Calculation Date (except the CIL Index Base Date), the Component Index (Long) Level for each Component Index (Long) is equal to the product of (A) the Component Index (Long) Level on the preceding CIL Calculation Date and (B) a fraction, the numerator of which is (x) the sum, for each Contract included in such index (each, an “Index Component”) as of such CIL Calculation Date, of the product of (a) the Number of Contracts for the corresponding Contract on the preceding CIL Calculation Date, and (b) the Contract Settlement Level for such Contract on the applicable CIL Calculation Date, and the denominator of which is (y) the sum, for each of the Index Components as of such CIL Calculation Date, of the product of (a) the Number of Contracts for such Contract on the preceding CIL Calculation Date, and (b) the Contract Settlement Level for such Contract on the preceding CIL Calculation Date.

As used in this section, “Contract Settlement Level” means, in respect of a CIL Calculation Date and a Contract, the official closing price of the Contract calculated and published by the Exchange (as defined below), as of that CIL Calculation Date and “Number of Contracts” means, in respect of any CIL Calculation Date and a Contract, the number of such contracts in the applicable index, as discussed below.

Determination of Commodities and Related Contracts Comprising Component Indices (Long)

The commodity futures contracts that comprise each Component Index (Long) can be any actively traded futures contracts that provide for physical delivery of, or are based on the price of, such deliverable Commodities.  The contracts may not include any contracts based on spread, differential or other relationship between different delivery months, locations, or other terms of features of the related Commodity or contracts on such Commodity.

The commodities that are tracked by each Component Index (Long) and the corresponding Component Index (Short) are identical.  Any changes in the commodities comprising any Component Index (Short) will be replicated by corresponding changes in the related Component Index (Long).  Contracts related to any such new commodities in the applicable Component Index (Long) will use a static 2-month forward roll.

The relative weights (Number of Contracts), of each Commodity, i.e., the quantity of Contracts to be included in each Component Index (Long), are determined by reference to the Contract Production Weight (“CPW”) for each Commodity, as defined and provided by S&P (in that capacity, the “S&P GSCI Index Sponsor”) with respect to the corresponding Component Index (Short).  For example, both the SGI Energy Semi Dynamic Index (USD-Excess Return), which is a Component Index (Long) and the S&P GSCI Energy Index Excess Return, which is a Component Index (Short) are composed of identical Commodities and related Contracts.  The same holds true for the two other pairings of the long and short Component Indices.  However, although the contracts are identical between the long and short Component Indices, the expiration dates of such contracts are likely to differ.

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Determining Index Composition Upon a CPW Change.  Upon any change, with respect to a Commodity, of the CPW by the S&P GSCI Index Sponsor (a “CPW Change”), the CIL Index Calculation Agent will determine the new Number of Contracts related to that Commodity that will be used in the calculation of the relevant Component Index (Long).  Any such changes are implemented by the Index Calculation Agent during the Roll Period (as defined below) for the same month in which a CPW Change occurs.  A CPW Change will generally occur once a year.

In order to assure continuity of the Component Indices (Long) and to allow comparisons of the value of the Component Indices (Long) to be made over time, it is necessary to make an adjustment to the calculation of the Component Indices (Long) upon each CPW Change. The factor used to make this adjustment is the “Normalizing Factor,” and is used in the same manner as similar factors applied to the calculation of other published financial market indices.  The Normalizing Factor is determined each time the composition of any Component Index (Long) is changed and is equal to the product of (A) the current Normalizing Factor and (B) a ratio (i) the numerator of which is the sum, for each Active Contract, of the product of the Contract Settlement Level as of the Review Date for such Contract times the Next Active Contract’s CPW, and (ii) the denominator of which is the sum, for each Active Contract, of the product of the Contract Settlement Level as of the Review Date times the Active Contract CPW.

As used in this section, “Active Contract” means, in respect of a Roll Period, any Index Component of a Component Index (Long) before such Roll Period, “Next Active Contract” means, in respect of a Roll Period, a Contract into which a Component Index (Long) will be rolling during such Roll Period, “Roll Start Date” means, with respect to any month, the first CIL Calculation Date for such month, “Roll End Date” means, with respect to any month, the fifth CIL Calculation Date for such month, the “Roll Period” means the period between and including the Roll Start Date and Roll End Date and the “Review Date” means the last CIL Calculation Date of each month.

The resulting new Normalizing Factor is rounded to seven decimal places.  As of the CIL Index Base Date the Normalizing Factor was equal to 1.

At the outset of the Roll Period during which a CPW Change will be implemented, the CIL Index Calculation Agent will have identified, with respect to each Commodity, an Active Contract and a Next Active Contract.  During the Roll Period, all Active Contracts and Next Active Contracts are deemed ‘Index Components’ and the Number of Contracts for Index Component that are Active Contracts will be equal to the product of the old CPW for that Index Component, the Normalizing Factor and the applicable “roll weight.” the Number of Contracts for Index Components that are Next Active Contracts will be equal to the product of the new CPW and the applicable “roll weight.”  “Roll weights” are used to ensure that the value attributable to the Active Number of Contracts in the calculation of the Number of Contracts is gradually reduced and the value attributable to the Next Active Number of Contracts is proportionately increased in the course of the Roll Period.  Thus, for the Roll Start Date, the “roll weight” applied to the Next Active Number of Contracts will be 20% and will increase an additional 20% for each succeeding day of the Roll Period to reach 100% on the Roll End Date.  On the other side, the “roll weight” applicable to the Active Number of Contracts will equal 80% on the Roll Start Date and will gradually decrease in increments of 20% to 0 on the Roll End Date.

As used in this section, “Active Number of Contracts” means, in respect of any Contract, whether active or not, and a Roll Period, the Number of Contracts for that Contract before that Roll Period and “Next Active Number of Contracts” means, in respect of any Contract, whether active or not, and a Roll Period, the Number of Contracts for that Contract into which the index is rolling.

Determining Index Composition Where CPW Remains Unchanged.  For any Roll Period that is not related to a CPW Change, the CIL Index Calculation Agent determines the Number of Contracts in a similar manner as described above in connection with a CPW Change except that the Normalizing Factor is not used in the calculation of the Active Number of Contracts.

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For each Roll Date and an Index Component, the Number of Contracts will equal the product of (x) the CPW for that Commodity and (y) the roll weight applicable for that Roll Date.  For any CIL Calculation Date that is not during a Roll Period, the Number of Contracts will be equal to the CPW in effect at the time.

Rolling.  In contrast to the Component Indices (Short), the Component Indices (Long) apply a combination of dynamic rolling, static 2-month forward rolling and seasonal rolling methodologies.  The Component Indices (Long) also roll from the 1st to the 5th business day monthly instead of the standard index roll which is monthly from the 5th to the 9th business day.  The following section summarizes the Commodities comprising each Component Index (Long) and the applicable rolling methodologies.

SGI Energy Semi Dynamic Index (USD-Excess Return)

The SGI Energy Semi Dynamic Index tracks the performance of a selection of energy Contracts currently based on the following commodities: Heating Oil, Gasoil, RBOB Gasoline, Natural Gas, WTI Crude Oil and Brent Crude Oil. The index applies a combination of seasonal (Heating Oil), 2-month forward (RBOB Gasoline, Gasoil, Natural Gas) and dynamic (WTI Crude Oil and Brent Crude) rolling methodologies.

On the Review Date, the Next Active Contract into which an Active Contract will be rolled will be determined as follows:

A. For any Review Date in the period from January to and including August of any given year, the Next Active Contract for Heating Oil is the Contract for delivery in December of the same year; for any Review Date in the period from September to and including December of any given year, the Next Active Contract for Heating Oil is the Contract for delivery in December of the following year.

B. For any Review Date identified in the table below, the Next Active Contract for Gasoil, RBOB Gasoline and Natural Gas is the Contract for delivery in the month identified in the table below as the Contract Delivery Month of the specified Delivery Year.

Review Date Is in:	Ticker	Contract Delivery Month	Delivery Year
January	M	June	Same Year
February	N	July	Same Year
March	Q	August	Same Year
April	U	September	Same Year
May	V	October	Same Year
June	X	November	Same Year
July	Z	December	Same Year
August	F	January	Following Year
September	G	February	Following Year
October	H	March	Following Year
November	J	April	Following Year
December	K	May	Following Year

C. For WTI Crude Oil and Brent Crude Oil, a systematic process determines the largest roll yield and determines the Next Active Contract by an algorithm described below (the “Dynamic Rolling Algorithm”) with reference to a group of Contracts determined pursuant to the tables set forth below (the “Universe Contracts”).

Dynamic Rolling Algorithm.  On each Review Date, the CIL Index Calculation Agent determines the Next Active Contract for the next Roll Period as follows:

1)           The CIL Index Calculation Agent determines the Universe Contracts in increasing expiration date, in order from the nearest contract to expire to the last contract to expire.

2)           For each Universe Contract determined according to step 1, the CIL Index Calculation Agent determines an “Average Contract Price” based on the Contract Settlement Levels for such Contract as of the four CIL Calculation Dates immediately preceding the Review Date.

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a)            In the event of a CIL Index Disruption Event occurring on one of the four CIL Calculation Dates immediately preceding the Review Date (excluded), the CIL Index Calculation Agent will determine the Average Contract Price for the three undisrupted CIL Calculation Dates immediately preceding the Review Date.

b)            In the event of a CIL Index Disruption Event occurring on two of the four CIL Calculation Dates immediately preceding the Review Date (excluded), the CIL Index Calculation Agent will determine the Average Contract Price for the two undisrupted CIL Calculation Dates immediately preceding the Review Date.

c)            In the event of a CIL Index Disruption Event occurring on three of the four CIL Calculation Dates immediately preceding the Review Date (excluded), the CIL Index Calculation Agent will determine the Average Contract Price by using the Contract Settlement Level for the remaining undisrupted CIL Calculation Date immediately preceding the Review Date.

d)            In the event there is a CIL Index Disruption Event occurring on all four CIL Calculation Dates preceding the Review Date, the CIL Index Calculation Agent will determine the Average Contract Price which will be equal to the Contract Settlement Level on the CIL Calculation Date immediately preceding the Review Date on which there is no CIL Index Disruption Event.

3)           For each Universe Contract other than the nearest contract to expire, the CIL Index Calculation Agent determines a “utility function.”  The utility function is a measurement of the change in price from one contract to the next contract to expire, taking into account the number of calendar days between the expiration of the two contracts.  The utility function for each Universe Contract is equal to Xy, where X equals a fraction, the numerator of which is the Average Contract Price of the Universe Contract immediately preceding that Universe Contract in the order described in step 1 above and the denominator of which is the Average Contract Price of that Universe Contract and Y equals a fraction, the numerator of which is 365 and the denominator of which is the actual number of days between the expiration dates of the two Universe Contracts.

4)           The Next Active Contract for the immediately following Roll Period will be Universe Contract with the greatest utility function as determined under to Step 3.

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Universe Contracts.  The Universe Contracts for WTI Crude Oil will be, on a Review Date for any given year, all Contracts that have a Contract Delivery Month between the Delivery Month of the First Universe Contract and the Delivery Month of the Last Universe Contract, defined per the table below:

Review Date Is in:	First Universe Contract			Last Universe Contract
	Ticker	Contract Delivery Month	Delivery Year	Ticker	Contract Delivery Month	Delivery Year
January	H	March	Same Year	M	June	Same Year
February	J	April	Same Year	N	July	Same Year
March	K	May	Same Year	Q	August	Same Year
April	M	June	Same Year	U	September	Same Year
May	N	July	Same Year	V	October	Same Year
June	Q	August	Same Year	X	November	Same Year
July	U	September	Same Year	Z	December	Same Year
August	V	October	Same Year	F	January	Following Year
September	X	November	Same Year	G	February	Following Year
October	Z	December	Same Year	H	March	Following Year
November	F	January	Following Year	J	April	Following Year
December	G	February	Following Year	K	May	Following Year

The Universe Contracts for Brent Crude Oil will be, on a Review Date for any given year, all Contracts that have a Contract Delivery Month between the First Universe Contract and the Last Universe Contract, defined in the table below:

Review Date Is in:	First Universe Contract (Contract Delivery Month, Delivery Year)			Last Universe Contract (Contract Delivery Month, Delivery Year)
	Ticker	Contract Delivery Month	Delivery Year	Ticker	Contract Delivery Month	Delivery Year
January	H	March	Same Year	N	July	Same Year
February	J	April	Same Year	Q	August	Same Year
March	K	May	Same Year	U	September	Same Year
April	M	June	Same Year	V	October	Same Year
May	N	July	Same Year	X	November	Same Year
June	Q	August	Same Year	Z	December	Same Year
July	U	September	Same Year	F	January	Following Year
August	V	October	Same Year	G	February	Following Year
September	X	November	Same Year	H	March	Following Year
October	Z	December	Same Year	J	April	Following Year
November	F	January	Following Year	K	May	Following Year
December	G	February	Following Year	M	June	Following Year

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SGI Industrial Metals Semi Dynamic Index (USD-Excess Return)

The SGI Industrial Metals Semi Dynamic Index tracks the performance of a selection of metal Contracts currently based on the following Commodities: LME Lead, LME Aluminium, LME Copper, LME Nickel and LME Zinc. The index applies a combination of a 2-month forward (LME Lead) and dynamic (LME Aluminium, LME Copper, LME Nickel and LME Zinc) rolling methodologies.

On the last CIL Calculation Date of each month, the Next Active Contract into which an Active Contract will be rolled will be determined as follows:

A. For LME Lead, a 2-month forward rolling schedule determines the Next Active Contract. For any Review Date identified in the table below, the Next Active Contract is the Contract for delivery in the month identified in the table below as the Contract Delivery Month of the specified Delivery Year.

Review Date Is in:	Ticker	Contract Delivery Month	Delivery Year
January	M	June	Same Year
February	N	July	Same Year
March	Q	August	Same Year
April	U	September	Same Year
May	V	October	Same Year
June	X	November	Same Year
July	Z	December	Same Year
August	F	January	Following Year
September	G	February	Following Year
October	H	March	Following Year
November	J	April	Following Year
December	K	May	Following Year

B. For LME Aluminium, LME Copper, LME Nickel and LME Zinc, a systematic process determines the largest roll yield and determines the Next Active Contract using the Dynamic Rolling Algorithm with reference to the Universe Contracts determined according to the tables set forth below.

Universe Contracts.  The Universe Contracts for LME Aluminium, LME Copper, LME Nickel and LME Zinc will be, on a Review Date for any given year, all Contracts that have a Contract Delivery Month between the Delivery Month of the First Universe Contract and the Delivery Month of the Last Universe Contract, defined in the table below:

Review Date Is in:	First Universe Contract			Last Universe Contract

	Ticker	Contract Delivery Month	Delivery Year	Ticker	Contract Delivery Month	Delivery Year

January	G	February	Same Year	M	June	Same Year

February	H	March	Same Year	N	July	Same Year

March	J	April	Same Year	Q	August	Same Year

April	K	May	Same Year	U	September	Same Year

May	M	June	Same Year	V	October	Same Year

June	N	July	Same Year	X	November	Same Year

July	Q	August	Same Year	Z	December	Same Year

August	U	September	Same Year	F	January	Following Year

September	V	October	Same Year	G	February	Following Year

October	X	November	Same Year	H	March	Following Year

November	Z	December	Same Year	J	April	Following Year

December	F	January	Following Year	K	May	Following Year

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SGI Agriculture and Livestock Static Index (USD - Excess Return)

The SGI Agriculture and Livestock Static Index tracks the performance of a selection of agricultural and livestock Contracts currently based on the following Commodities: CBOT Wheat, KBOT Kansas Wheat, CBOT Corn, CBOT Soybeans, ICE Coffee, ICE Sugar, ICE Cocoa, ICE Cotton, CME Lean Hogs, CME Live Cattle and CME Feeder Cattle. The index applies a combination of seasonal (CBOT Wheat, KBOT Kansas Wheat, CBOT Corn, CME Lean Hogs) and 2-month forward (CBOT Soybeans, ICE Coffee, ICE Sugar, ICE Cocoa, ICE Cotton, CME Live Cattle and CME Feeder Cattle) rolling methodologies.

The Contracts are reviewed on the last Calculation Day of each month and, as the case may be, rolled to the Next Active Contract on static rolling schedule as follows:

A. For any Review Date in the period from January to and including August of any given year, the Next Active Contract for CBOT Wheat and KBOT Kansas Wheat is the Contract for delivery in December of the same year; for any Review Date in the period from September to and including December of any given year, the Next Active Contract for CBOT Wheat and KBOT Kansas Wheat is the Contract for delivery in December of the following year.

B. For any Review Date in the period from January to and including April of any given year, the Next Active Contract for CBOT Corn is the Contract for delivery in July of the same year; for any Review Date for the period from May to and including December of any given year, the Next Active Contract for CBOT Corn is the Contract for delivery in July of the following year.

C. For any Review Date identified in the table below, the Next Active Contract for CBOT Soybean is the Contract for delivery in the month identified in the table below as the Contract Delivery Month of the specified Delivery Year.

Review Date Is in:	Ticker	Contract Delivery Month	Delivery Year

January	N	July	Same Year

February	N	July	Same Year

March	X	November	Same Year

April	X	November	Same Year

May	X	November	Same Year

June	X	November	Same Year

July	F	January	Following Year

August	F	January	Following Year

September	H	March	Following Year

October	H	March	Following Year

November	K	May	Following Year

December	K	May	Following Year

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D. For any Review Date identified in the table below, the Next Active Contract for ICE Coffee is the Contract for delivery in the month identified in the table below as the Contract Delivery Month of the specified Delivery Year.

Review Date Is in:	Contract Delivery Month		Delivery Year

January	N	July	Same Year

February	N	July	Same Year

March	U	September	Same Year

April	U	September	Same Year

May	Z	December	Same Year

June	Z	December	Same Year

July	Z	December	Same Year

August	H	March	Following Year

September	H	March	Following Year

October	H	March	Following Year

November	K	May	Following Year

December	K	May	Following Year

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E. For any Review Date identified in the table below, the Next Active Contract for ICE Sugar #11 is the Contract for delivery in the month identified in the table below as the Contract Delivery Month of the specified Delivery Year.

Review Date Is in:	Contract Delivery Month		Delivery Year

January	N	July	Same Year

February	N	July	Same Year

March	V	October	Same Year

April	V	October	Same Year

May	V	October	Same Year

June	H	March	Following Year

July	H	March	Following Year

August	H	March	Following Year

September	H	March	Following Year

October	H	March	Following Year

November	K	May	Following Year

December	K	May	Following Year

F. For any Review Date identified in the table below, the Next Active Contract for ICE Cocoa is the Contract for delivery in the month identified in the table below as the Contract Delivery Month of the specified Delivery Year.

Review Date Is in:	Contract Delivery Month		Delivery Year

January	N	July	Same Year

February	N	July	Same Year

March	U	September	Same Year

April	U	September	Same Year

May	Z	December	Same Year

June	Z	December	Same Year

July	Z	December	Same Year

August	H	March	Following Year

September	H	March	Following Year

October	H	March	Following Year

November	K	May	Following Year

December	K	May	Following Year

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G. For any Review Date identified in the table below, the Next Active Contract for ICE Cotton #2 is the Contract for delivery in the month identified in the table below as the Contract Delivery Month of the specified Delivery Year.

Review Date Is in:	Contract Delivery Month		Delivery Year

January	N	July	Same Year

February	N	July	Same Year

March	Z	December	Same Year

April	Z	December	Same Year

May	Z	December	Same Year

June	Z	December	Same Year

July	Z	December	Same Year

August	H	March	Following Year

September	H	March	Following Year

October	H	March	Following Year

November	K	May	Following Year

December	K	May	Following Year

H. For any Review Date identified in the table below, the Next Active Contract for CME Lean Hogs is the Contract for delivery in the month identified in the table below as the Contract Delivery Month of the specified Delivery Year.

Review Date Is in:	Contract Delivery Month		Delivery Year

January	Q	August	Same Year

February	Q	August	Same Year

March	Q	August	Same Year

April	Q	August	Same Year

May	Q	August	Same Year

June	J	April	Following Year

July	J	April	Following Year

August	J	April	Following Year

September	J	April	Following Year

October	J	April	Following Year

November	J	April	Following Year

December	Q	August	Following Year

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I. For any Review Date identified in the table below, the Next Active Contract for CME Live Cattle is the Contract for delivery in the month identified in the table below as the Contract Delivery Month of the specified Delivery Year.

Review Date is in:	Contract Delivery Month		Delivery Year

January	M	June	Same Year

February	Q	August	Same Year

March	Q	August	Same Year

April	V	October	Same Year

May	V	October	Same Year

June	Z	December	Same Year

July	Z	December	Same Year

August	G	February	Following Year

September	G	February	Following Year

October	J	April	Following Year

November	J	April	Following Year

December	M	June	Following Year

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J. For any Review Date identified in the table below, the Next Active Contract for CME Feeder Cattle is the Contract for delivery in the month identified in the table below as the Contract Delivery Month of the specified Delivery Year.

Review Date Is in:	Contract Delivery Month		Delivery Year

January	Q	August	Same Year

February	Q	August	Same Year

March	Q	August	Same Year

April	U	September	Same Year

May	V	October	Same Year

June	X	November	Same Year

July	F	January	Following Year

August	F	January	Following Year

September	H	March	Following Year

October	H	March	Following Year

November	J	April	Following Year

December	K	May	Following Year

Index Disruption Events with Respect to the Component Indices (Long)

A “CIL Index Disruption Event” means the occurrence of any of the following events affecting an Index Component):

i)           the failure by the exchange on which such Index Component trades (the “Exchange”) or other relevant price source to determine or make public the settlement price for that Contract;

ii)           a material limitation imposed on trading, on the relevant Exchange, in that Index Component, provided that a limitation on trading shall be deemed to be material only if the relevant Exchange establishes limits on the range within which the price of the Contract may fluctuate and the settlement price of that Contract is at the upper or lower limit of that range; or

iii)           a material suspension of trading on the relevant Exchange in that Index Component, provided that the suspension will be deemed material only if (i) all trading in the relevant Contract is suspended for the entire day on which the Exchange for such Contract is open for trading during the regular trading session (the “Scheduled Trading Day”) or (ii) trading in the relevant Contract is suspended during the relevant Scheduled Trading Day on the relevant Exchange, the suspension is announced less than one hour preceding the commencement of that suspension and trading does not recommence prior to the regularly scheduled close of trading in that Index Component.

Consequences of a CIL Index Disruption Event Outside of the Roll Period.  If a CIL Index Disruption Event affects, on any CIL Calculation Date, one or more Contracts comprising a Component Index (Long), and that CIL Calculation Date is not during a Roll Period, then the CIL Index Calculation Agent will determine the level of such index on such CIL Calculation Date as follows:

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(i) for any Contract affected by a CIL Index Disruption Event, a Contract Settlement Level will be determined, in consultation with the Index Sponsor, by retaining either (i) the settlement price of the Contract as determined or made public on that Scheduled Trading Day or (ii) the last trading price observed for that Contract prior to the occurrence of the relevant CIL Index Disruption Event, using relevant market indicia on the relevant date(s) of determination; and

(ii) the Number of Contracts remains unaffected by such disruptions.

Consequences of a CIL Index Disruption Event During a Roll Period.  If a CIL Index Disruption Event affects, on any CIL Calculation Date, one or more Contracts comprising a Component Index (Long), and that CIL Calculation Date is during a Roll Period, then the Number of Contracts will be equal to the Number of Contracts on the immediately preceding CIL Calculation Date until the first CIL Calculation Date on which no CIL Index Disruption Event affects that Contract.  On the first CIL Calculation Date on which there is no CIL Index Disruption Event affecting that Contract, the Number of Contracts for that CIL Calculation Date, as determined according to the rules described in this section, will be used in the index level calculation.  In effect, this means that the proportion of Contracts to be rolled on such date is the sum of (1) the proportion of Contracts that did not roll due to a CIL Index Disruption Event affecting such Contracts and (2) the proportion of Contracts due to roll on such day, if any.

If a CIL Index Disruption Event affects one or more Contracts comprising a Component Index (Long) at the close of the Roll End Date and ceases only after the Roll Period has expired, then the entire roll (or the portion of the roll that remains) will be deemed to occur on the first day on which a CIL Index Disruption Event does not occur.

If a CIL Index Disruption Event continues for 20 consecutive CIL Calculation Dates, then the CIL Index Calculation Agent will permanently cancel the applicable Component Index (Long) on that 20th CIL Calculation Date.

Index Extraordinary Events

Replacement of a Contract.  If an Index Component is (i) not calculated and announced by the relevant Exchange but is calculated and announced by a successor Exchange acceptable to the CIL Index Calculation Agent, in consultation with the Index Sponsor, or (ii) replaced by a successor Contract using, in the determination of the CIL Index Calculation Agent, in consultation with the Index Sponsor, the same or a substantially similar formula for and method of calculation as used in the calculation of such Index Component, then in each case that successor Contract will replace the Index Component.

In the event that the Contract is replaced under any circumstance described in the previous paragraph, that replacement Contract will be deemed a “Successor Contract” for that Contract. The Successor Contract will be used as a substitute for the original Contract for all purposes, including for purposes of determining the Contract Settlement Level and whether a CIL Index Disruption Event exists with respect to that Contract.

If the relevant Exchange cancels an Index Component on or prior to any CIL Calculation Date and no Successor Contract exists, the CIL Index Calculation Agent will not determine the level for the Index for that CIL Calculation Date.  If the cancellation without replacement continues for 20 Scheduled Trading Days, the CIL Index Calculation Agent will permanently cancel the Index on that 20th Scheduled Trading Day.

Contract Settlement Level Corrections.  If the relevant Exchange fails to make available a Contract Settlement Level on a day that is a CIL Calculation Date, or, in the reasonable judgment of the Index Sponsor, the Contract Settlement Level made available by the Exchange reflects a manifest error, the relevant calculation will be delayed until such time as such level is made available or corrected, as the case may be, provided that, if a Contract Settlement Level has not been made available, or the error has not been corrected by the Exchange prior to the Valuation Time, the Index Sponsor may, if it deems such action appropriate under the circumstances, determine the appropriate Contract Settlement Level for the relevant Contract in its reasonable judgment for purposes of calculating the Index.  In that event, the Index Sponsor will disclose the basis for its determination of that Contract Settlement Level.

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Component Indices (Short)

The information provided below regarding the Component Indices (Short) including, without limitation, its make-up and method of calculation was derived from publicly available information.

Each Component Index (Short) is a sub-index of the S&P GSCI Excess Return Index (“S&P GSCI ER”).  The S&P GSCI Excess Return Index is a related index to the S&P GSCI Commodity Index (“S&P GSCI”), and is intended to reflect a return on a hypothetical investment in commodities futures contracts that comprise the S&P GSCI.

The S&P GSCI Energy Index Excess Return is a sub-index of the S&P GSCI ER and represents only the energy components of the S&P GSCI ER. The S&P GSCI Energy Index Excess Return is a production weighted index of the principal energy commodities and currently include WTI crude oil, Brent crude oil, gasoline, heating oil, gasoil and natural gas.  It is designed to be a measure of the performance over time of the markets for these commodities and is composed of energy futures contracts traded on regulated futures exchanges.

The S&P GSCI Agricultural and Livestock Index Excess Return is a sub-index of the S&P GSCI ER and represents only the agricultural and livestock components of the S&P GSCI ER and currently includes Wheat, Kansas Wheat, Corn, Soybeans, Coffee, Sugar, Cocoa, Cotton, Lean Hogs, live cattle, feeder cattle and lean hogs.  The S&P GSCI Agricultural Index Excess Return is a global production weighted index of certain agricultural commodities in the world economy.

The S&P GSCI Industrial Metals Index Excess Return is a production weighted index of principal industrial metal physical commodities and currently includes aluminum, copper, lead, nickel and zinc.  It is designed to be a measure of the performance over time of the markets for these commodities and is composed of industrial metals futures contracts traded on regulated futures exchanges.

The physical commodities that comprise each Component Index (Short) may be changed if the S&P GSCI Index Sponsor determines it is appropriate to do so under the related index rules.  Historically, such changes have been infrequent.

S&P GSCI ER

The information provided below regarding the S&P GSCI ER including, without limitation, its make-up and method of calculation was derived from publicly available information. The S&P GSCI ER is calculated, maintained and published daily, by S&P. The S&P GSCI ER is a world production-weighted index that is designed to reflect the relative significance of each of the underlying commodities in the world economy. The S&P GSCI ER was established in May 1991 and represents the return of a portfolio of commodity futures contracts included in the S&P GSCI, the composition of which, on any given day, reflects the CPW and “roll weights” of the contracts included in the S&P GSCI (discussed below).

Value of the S&P GSCI ER.  The value of the S&P GSCI ER on any given day is equal to the product of (i) the value of the S&P GSCI ER on the immediately preceding day multiplied by (ii) one plus the contract daily return on the day on which the calculation is made.  The value of the S&P GSCI ER is indexed to a normalized value of 100 on January 2, 1970.

Contract Daily Return.  The contract daily return on any given day is equal to the sum, for each of the commodities included in the S&P GSCI, of the applicable daily contract reference price on the relevant contract multiplied by the appropriate CPW and the appropriate “roll weight,” divided by the total dollar weight of the S&P GSCI on the preceding day, minus one.

The total dollar weight of the S&P GSCI is the sum of the dollar weight of each of the underlying commodities.  The dollar weight of each such commodity on any given day is equal to (i) the daily contract reference price, (ii) multiplied by the appropriate CPWs and (iii) during a roll period, the appropriate “roll weights,” as discussed below.

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The daily contract reference price used in calculating the dollar weight of each commodity on any given day is the most recent daily contract reference price made available by the relevant trading facility, except that the daily contract reference price for the most recent prior day will be used if the exchange is closed or otherwise fails to publish a daily contract reference price on that day.  In addition, if the trading facility fails to make a daily contract reference price available or publishes a daily contract reference price that, in the reasonable judgment of S&P, reflects manifest error, the relevant calculation will be delayed until the price is made available or corrected; provided that, if the price is not made available or corrected by 4:00 P.M. New York City time, S&P may, if it deems such action to be appropriate under the circumstances, determine the appropriate daily contract reference price for the applicable futures contract in its reasonable judgment for purposes of the relevant S&P GSCI calculation.

The “roll weight” of each commodity reflects the fact that the positions in contracts must be liquidated or rolled forward into more distant contract expirations as they approach expiration.  Since the S&P GSCI is designed to replicate the performance of actual investments in the underlying contracts, the rolling process incorporated in the S&P GSCI also takes place over a period of days at the beginning of each month (referred to as the “roll period”).  On each day of the roll period, the “roll weights” of the first nearby contract expirations on a particular commodity and the more distant contract expiration into which it is rolled are adjusted, so that the hypothetical position in the contract on the commodity that is included in the S&P GSCI is gradually shifted from the first nearby contract expiration to the more distant contract expiration.

If any of the following conditions exists on any day during a roll period, the portion of the roll that would have taken place on that day is deferred until the next day on which such conditions do not exist: (i) no daily contract reference price is available for a given contract expiration; (ii) any such price represents the maximum or minimum price for such contract month, based on exchange price limits; (iii) the daily contract reference price published by the relevant trading facility reflects manifest error, or such price is not published by 4:00 P.M., New York City time (in such event, S&P may determine a daily contract reference price and complete the relevant portion of the roll based on such price, but must revise the portion of the roll if the trading facility publishes a price before the opening of trading on the next day); or (iv) trading in the relevant contract terminates prior to its scheduled closing time.

If any of these conditions exist throughout the roll period, the roll will be affected in its entirety on the next day on which such conditions no longer exist.

S&P GSCI

The information provided herein regarding the S&P GSCI including, without limitation, its make-up and method of calculation was derived from publicly available information.  The S&P GSCI is calculated, maintained and published daily by S&P.   The S&P GSCI is an index on a production-weighted basket of principal physical commodities that satisfy specified criteria. The S&P GSCI is designed to be a measure of the performance over time of the markets for these commodities.  The only commodities represented in the S&P GSCI are those physical commodities on which active and liquid contracts are traded on trading facilities in major industrialized countries.  The commodities included in the S&P GSCI are weighted, on a production basis, to reflect the relative significance (in the view of S&P, in consultation with the Index Advisory Committee, as described below) of such commodities to the world economy. The fluctuations in the value of the S&P GSCI are intended generally to correlate with changes in the prices of such physical commodities in global markets.

The S&P GSCI was established in 1991 and has been normalized so that its hypothetical level on January 2, 1970 was 100.

Set forth below is a summary of the composition of and the methodology currently used to calculate the S&P GSCI.  The methodology for determining the composition and weighting of the S&P GSCI and for calculating its value is subject to modification in a manner consistent with the purposes of the S&P GSCI, as described below.  S&P makes the official calculations of the S&P GSCI.

The Index Advisory Committee established by S&P to assist it in connection with the operation of the S&P GSCI generally meets once each year to discuss the composition of the S&P GSCI.  The Index Advisory Committee may, if necessary or practicable, meet at other times during the year as issues arise that warrant its consideration.

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Composition of the S&P GSCI.  In order to be included in the S&P GSCI, a contract must satisfy the following eligibility criteria:

•	The contract must be in respect of a physical commodity and not a financial commodity.

•
The contract must (a) have a specified expiration or term or provide in some other manner for delivery or settlement at a specified time, or within a specified period, in the future; and (b) at any given point in time, be available for trading at least five months prior to its expiration or such other date or time period specified for delivery or settlement; and (c) be traded on a trading facility which allows market participants to execute spread transactions, through a single order entry, between the pairs of contract expirations included in the S&P GSCI that, at any given point in time, will be involved in rolls to be effected under the S&P GSCI’s methodology.

•
The commodity must be the subject of a contract that is (a) denominated in U.S. dollars and (b) traded on or through an exchange, facility or other platform (referred to as a trading facility) that has its principal place of business or operations in a country which is a member of the Organization for Economic Cooperation and Development and that meets other criteria relating to the availability of market price quotations and trading volume information, acceptance of bids and offers from multiple participants or price providers and accessibility by a sufficiently broad range of participants.

•
The price of the relevant contract that is used as a reference or benchmark by market participants (which is referred to as the daily contract reference price) generally must have been available on a continuous basis for at least two years prior to the proposed date of inclusion in the S&P GSCI.

•
At and after the time a contract is included in the S&P GSCI, the daily contract reference price for such contract must be published between 10:00 AM. and 4:00 P.M., New York City time, on each business day relating to such contract by the trading facility on or through which it is traded.

•
For a contract to be eligible for inclusion in the S&P GSCI, volume data with respect to such contract must be available for at least the three months immediately preceding the date on which the determination is made.

•	Contracts must also satisfy volume trading requirements and certain percentage dollar weight requirements to be eligible for inclusion in the S&P GSCI.

The contracts currently included in the S&P GSCI are all futures contracts traded on the NYMEX, the ICE Futures, the Chicago Mercantile Exchange, the Chicago Board of Trade, the Coffee, Sugar & Cocoa Exchange, Inc., the New York Cotton Exchange, the Kansas City Board of Trade, the Commodities Exchange, Inc. and the LME.

Calculation of the S&P GSCI.  The value of the S&P GSCI on any given day is equal to the total dollar weight of the S&P GSCI divided by a normalizing constant that assures the continuity of the S&P GSCI over time.

Contract Expirations.  Because the S&P GSCI is composed of actively traded contracts with scheduled expirations, it can only be calculated by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as “contract expirations.”  The contract expirations included in the S&P GSCI for each commodity during a given year are designated by S&P, in consultation with the Index Advisory Committee, provided that each such contract must be an “active contract.”  An “active contract” for this purpose is a liquid, actively traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry.

If a trading facility deletes one or more contract expirations, the S&P GSCI will be calculated during the remainder of the year in which such deletion occurs on the basis of the remaining contract expirations designated by S&P.  If a trading facility ceases trading in all contract expirations relating to a particular contract, S&P may designate a replacement contract on the commodity.  The replacement contract must satisfy the eligibility criteria for inclusion in the S&P GSCI. To the extent practicable, the replacement will be effected during the next monthly review of the composition of the S&P GSCI.

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License Agreement

Royal Bank and Société Générale have entered into a non-exclusive license agreement providing for the license to Royal Bank the right to use the Reference Asset in connection with certain products, including the notes.

The license agreement between Royal Bank and Société Générale provides that the following language must be stated in this pricing supplement:

“The SGI Smart Market Neutral Commodity Index (USD-Excess Return) (the “Index”) is the property of Société Générale (“Index Agent”). Each of Royal Bank, RBC Capital Markets Corporation and investor in or purchaser of the notes acknowledges and agrees that the notes are not sponsored, endorsed, or promoted by the Index Agent or any of its affiliates, or Standard & Poor’s, a division of the McGraw Hill Companies, Inc. (together, the “Index Parties”). The Index Parties have not passed on the legality or suitability of, or the accuracy or adequacy of the descriptions and disclosures relating to, the notes, including those disclosures with respect to the Index. The Index Parties make no representation whatsoever, whether express or implied, as to the advisability of investing in securities generally or purchasing or selling the notes, the ability of the Index to track relevant markets’ performances, or otherwise relating to the Index or any transaction or product with respect thereto, or of assuming any risks in connection therewith. The Index Parties have no obligation to take the needs of any of Royal Bank, RBC Capital Markets Corporation or investor in or purchaser of the notes into consideration in determining, composing or calculating the Index. The Index Parties are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the amounts payable thereunder. The Index Parties have no liability in connection with the administration, marketing or trading of the notes.

Neither Société Générale nor any of its affiliates acts as an investment adviser or provides advice as to the value of any securities or as to the advisability of investing in, purchasing, or selling any securities, with respect to the Index, Royal Bank, the notes or any investor in or purchaser of the notes, and does not otherwise act as an investment adviser, as defined under the Investment Advisers Act of 1940, as amended, or the Investment Company Act of 1940, as amended, with respect thereto except in cases where Société Générale or such affiliate has expressly agreed in writing to do so. Neither Société Générale nor any of its affiliates accepts any fiduciary duties with respect to any investor in or purchaser of the notes. Société Générale’s sole relationship with Royal Bank is in the licensing of the Index and certain intellectual property related thereto to Royal Bank.

The Index Parties make no representation or warranty whatsoever, whether express or implied, and hereby expressly disclaim all warranties (including, without limitation, those of merchantability or fitness for a particular purpose or use), with respect to the Index or any data included therein or relating thereto, and in particular disclaim any guarantee or warranty either as to the quality, accuracy and/or completeness of the Index or any data included therein, the results obtained from the use of the Index and/or the composition of the Index at any particular time on any particular date or otherwise. The Index Parties shall not be liable (whether in negligence or otherwise) to any person for any error in the Index, and the Index Parties are under no obligation to advise any person of any error therein, or for any interruption in the calculation of the Index. No Index Party shall have any liability to any party for any act or failure to act by the Index Parties in connection with the determination, adjustment or maintenance of the Index. Without limiting the foregoing, in no event shall an Index Party have any liability for any lost profits or special, incidental, punitive, indirect or consequential damages, even if notified of the possibility of such damages.

The Index is the exclusive property of Société Générale, which has contracted with Standard & Poor’s (“S&P”) to maintain and calculate the Index. S&P shall have no liability for any errors or omissions in calculating the Index.”

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HYPOTHETICAL RETURNS

The examples set out below are included for illustration purposes only.  The hypothetical levels of the Reference Asset used to illustrate the calculation of the Payment at Maturity are not estimates or forecasts of the Initial Level, the Final Level or the Closing Level of the Reference Asset on the Valuation Date or on any trading day prior to the Maturity Date.  Each example assumes that a holder has purchased notes with an aggregate principal amount of $1,000 and that no market disruption event has occurred.

Each example is based on the Participation Rate of 100% and a hypothetical Initial Level of 107.611, the closing level of the Reference Asset on October 28, 2009.  The actual Initial Level will be determined on the Pricing Date and set forth in the final pricing supplement made available in connection with sales of the notes.

Example 1—The hypothetical Final Level is equal to 65.1553:

Payment at maturity = $1,000 (If the Final Level is less than the Initial Level, the Payment at Maturity will equal the principal amount of your notes.)

Example 2—The hypothetical Final Level is equal to 114.8667:

Example 3—The hypothetical Final Level is equal to 137.5313:

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ADDITIONAL INFORMATION REGARDING THE REFERENCE ASSET

Historical Information

Reference Asset

The graph below sets forth the historical performance of the Reference Asset from February 16, 2000 to October 16, 2009.

We obtained the information regarding the historical performance of the Reference Asset in the chart below from Bloomberg.  However, please note that the Reference Asset did not exist prior to July 23, 2009.  Accordingly, the information prior to that date is hypothetical only, based on the index methodology described in the section “The Reference Asset—Computation of the Closing Level of the Reference Asset.”

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg.  The historical performance of the Reference Asset should not be taken as an indication of future performance, and no assurance can be given as to the Final Level or the Closing Level of the Reference Asset on the Valuation Date or on any trading day prior to the Maturity Date.

SOCIETE GENERALE
Corporate & Investment Banking

SGI Smart Market Neutral Commodity Index NEW

Hypothetical Daily Performance from 16-Feb-00

120
100
80
60
40
20
0
16-Feb-00
16-Jun-00
16-Oct-00
16-Feb-01
16-Jun-01
16-Oct-01
16-Feb-02
16-Jun-02
16-Oct-02
16-Feb-03
16-Jun-03
16-Oct-03
16-Feb-04
16-Jun-04
16-Oct-04
16-Feb-05
16-Jun-05
16-Oct-05
16-Feb-06
16-Jun-06
16-Oct-06
16-Feb-07
16-Jun-07
16-Oct-07
16-Feb-08
16-Jun-08
16-Oct-08
16-Feb-09
16-Jun-09
16-Oct-09

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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Underlying Index

In order to help illustrate the differences between the Reference Asset and the Underlying Index, the graph below sets forth the historical performance of the Reference Asset from February 16, 2000 to October 2, 2009.  However, please note that the Underlying Index did not exist prior to July 23, 2009.  Accordingly, the information prior to that date is hypothetical only, based on the index methodology described in the section “—The Underlying Index.”  We make no representation as to the future performance of the Underlying Index.

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Component Indices

In order to help illustrate the differences between the Long Indices and the Short Indices, the graphs below set forth the historical performance of the Component Indices from February 16, 2000 to October 2, 2009.  However, please note that the Long Indices did not exist prior to July 10, 2009.  Accordingly, the information for these prior to that date is hypothetical only, based on the index methodology described in the applicable subsection under the caption “—The Component Indices (Long)—Calculation of Closing Levels.”  We make no representation as to the future performance of any of the Component Indices.

SGI Energy Semi Dynamic Index

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S&P GSCI Energy Index Excess Return

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SGI Agriculture and Livestock Static Index

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S&P GSCI Agricultural & LiveStock Index Excess Return

S&P GSCI Agriculture & Livestock Index Excess Return

Daily Performance from February 16, 2000

240
180
120
60
0
Feb-00
Aug-00
Feb-01
Aug-01
Feb-02
Aug-02
Feb-03
Aug-03
Feb-04
Aug-04
Feb-05
Aug-05
Feb-06
Aug-06
Feb-07
Aug-07
Feb-08
Aug-08
Feb-09
Aug-09

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SGI Industrial Metals Semi Dynamic Index

SGI Industrial Metals Semi Dynamic Index
Hypothetical Daily Performance from February 16, 2000
300
250
200
150
100
50
0
Feb-00
Aug-00
Feb-01
Aug-01
Feb-02
Aug-02
Feb-03
Aug-03
Feb-04
Aug-04
Feb-05
Aug-05
Feb-06
Aug-06
Feb-07
Aug-07
Feb-08
Aug-08
Feb-09
Aug-09

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S&P GSCI Industrial Metals Index Excess Return

S&P GSCI Industrial Metals Index Excess Return

Daily Performance from February 16, 2000

420
360
300
240
180
120
60
0
Feb-00
Aug-00
Feb-01
Aug-01
Feb-02
Aug-02
Feb-03
Aug-03
Feb-04
Aug-04
Feb-05
Aug-05
Feb-06
Aug-06
Feb-07
Aug-07
Feb-08
Aug-08
Feb-09
Aug-09

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SUPPLEMENTAL PLAN OF DISTRIBUTION

We expect that delivery of the notes will be made against payment for the notes on or about October 30, 2009, which is the 2nd business day following the Pricing Date (this settlement cycle being referred to as “T+2”).  See “Plan of Distribution” in the prospectus supplement dated February 28, 2007.

p-46

No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or RBC Capital Markets Corporation.  This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

$7,845,000

Royal Bank of Canada

Principal Protected Notes

Linked to the SGI Smart Market Neutral Commodity Index (USD – Excess Return),
due October 30, 2014

October 28, 2009